Exhibit 10.19

ADDENDUM TO THE

CAPTIVE INSURANCE COMPANY MANAGEMENT SERVICES AGREEMENT

BETWEEN

USA OFFSHORE MANAGEMENT, LTD. (“USAOM”)

AND

AMERINST INSURANCE COMPANY, LTD. (“THE COMPANY”)

EFFECTIVE: January 1, 2002

Management Agreement Addendum

1)	It is hereby agreed that, for the period January 1, 2002 through December 31, 2004, the Company will compensate manager at a rate of $160,000 per annum.
2)	Cause the above fee to be paid in quarterly installments in advance at the beginning of each calendar quarter.
3)	Reimburse USAOM for reasonable out-of-pocket expenses incurred during the management of the COMPANY including; courier and express mail service; long distance telephone calls; travel and meeting expenses incurred at the request of the COMPANY; costs of COMPANY stationery; filing fees; and similar expenses.

COMPANY agrees that special projects will be invoiced separately at agreed upon fees or rates.

IN WITNESS WHEREOF, the parties have duly executed this Addendum this 1st day of January, 2002.

By:	/s/Andrew Sargeant
USA Risk Group (Bermuda), Ltd.

By:	/s/ Ronald S. Katch
AmerInst Insurance Company, Ltd.